Local OfficeSan Francisco, CA 94120-7880Doc No.10649396v2Doc
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Name10649396_2.DOCAddressee(s) Signer(s) Cause No. Parties Client
No.086666Matter No.0000001Client Name Matter Name Caption Bank Document Caption Client Name Caption Opp Counsel Client Name Caption Attorneys for Caption Opp Counsel for Document Management LibrarySan_FranciscoRecipient Array _AdHocReviewCycleID204629240_EmailSubject_AuthorEmailsawad@PillsburyWinthrop.
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Suzanne 10649396v2 3499_1




                                POWER OF ATTORNEY

         I do hereby constitute and appoint John H. McGuckin, Jr., Morris W. Hirsch, and Vicki Wilderman, each individually, with full power of substitution, as my true and lawful attorney-in-fact to:

         (1) sign and file on my behalf any and all Forms 3, 4 and 5 (including any amendments) as may be required to be filed with the U.S. Securities and Exchange Commission under Section 16 of the Securities Exchange Act and any stock exchange or similar authority as a result of my ownership of or transactions in securities of UnionBanCal Corporation (the "Company"); and

         (2) take any other action of any type whatsoever which, in the opinion of such attorney-in-fact, may be necessary or desirable to complete, sign or file with the relevant authorities any such Form 3, 4 or 5, or any amendments, or otherwise of benefit to me or in my best interest, or legally required, including filing the Form ID, in connection with the foregoing.

This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4 and 5 with regard to my ownership of or transactions in securities of the Company, unless I earlier revoke it in writing.

I hereby ratify, approve and confirm all that any such attorney-in-fact, or any substitute, may lawfully do and cause to be done by virtue of this Power of Attorney.

I hereby acknowledge that John H. McGuckin, Jr., Morris W. Hirsch, and Vicki Wilderman are not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the Securities Exchange Act.


                                            Name:      James Yee


                                            Date:  April 12, 2005